UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2016

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Kathleen Q. Abernathy has stepped down, effective November 18, 2016, as Frontier’s Executive Vice President, External Affairs, has retained her role as Chair, America’s Best Communities Prize Campaign and has assumed the position of Senior Advisor. She will hold these positions until her retirement on April 21, 2017. The Board determined that, in view of the change in Ms. Abernathy’s responsibilities, she no longer is an “executive officer” for purposes of Item 401(b) of Regulation S-K, nor an “officer” for purposes of Rule 16a-1. Ms. Abernathy’s responsibilities are being transferred to Mark D. Nielsen, Frontier’s Executive Vice President & General Counsel. Between November 18, 2016 and April 21, 2017, Ms. Abernathy will provide counsel to Frontier concerning External Affairs matters and will continue to oversee the America’s Best Communities Prize Campaign.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: November 25, 2016	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President & General Counsel